Applied UV Announces Strategic Acquisition of Scientific Air Management to Accelerate its Growth and Strengthen its Portfolio of High Growth Air Purification Technologies

Scientific Air is expected to contribute approximately $5-7 million in sales to Company’s annualized revenues and be immediately accretive to Applied UV’s earnings per share

Continues the acquisition strategy by Applied UV to acquire and consolidate air and pathogen disinfection industry

•	Company expects to be EBITDA positive during Q1 2022
•	Product portfolio includes patented 24/7 large air volume, whole room UV-C pathogen killing technology
•	Distribution for North America with one of the largest distributors of healthcare supplies which supports accelerated adoption and top-line growth
•	Since 2015, Scientific Air and its predecessor has been making air safer in hundreds of hospitals nationwide with no harmful byproducts
•	Substantially deepens Applied UV’s infection prevention product portfolio with mobile application and expands platform for growth
•	Execution of management’s two pronged top and bottom-line strategy: support organic growth of products with immediately accretive and innovative inorganic growth open up North America market for all our pathogen destroying products while expanding the international portfolio
•	Applied UV to host investor call at 9:00am EDT on October 14, 2021

Mount Vernon, NY // October 14, 2021 – Applied UV, Inc. (NasdaqCM: AUVI) (“Applied UV” or the “Company”), an infection control technology company that applies the power of narrow-range ultraviolet light (“UVC”) for surface areas and catalytic bioconversion technology for air purification to destroy pathogens safely, thoroughly, and automatically, announced it has closed on the acquisition by its wholly-owned subsidiary, SteriLumen, Inc. ("SteriLumen"), of substantially all of the assets of privately-held Scientific Air Management (“Scientific Air”), of Pompano Beach, Florida. With the acquisition of the Scientific Air business, a recognized leader in its segment, Applied UV takes a significant step in transforming its business into a global healthcare infection control provider. This transaction expands Applied UV’s reach into new markets around the world, further develops its presence in the medical products segment, and opens new channels for growth. The acquisition will also add greater scale to Applied UV’s existing brand product portfolio, help to expand the company’s addressable markets and allow for additional operational optimization efforts and improved margins, accelerating its pathway to profitability.

Applied UV has acquired all of the rights to all of Scientific Air’s patented, air disinfection and purification technologies, for $9.5 million in cash and 200,000 common shares of Applied UV stock (subject to adjustment as described in the acquisition agreement) and an additional 200,000 common shares of Applied UV stock which are subject to vesting based on achievement of certain financial performance metrics (as described in the acquisition agreement). Neither SteriLumen nor Applied UV will assume any long-term debt or non-operating liabilities of Scientific Air. Scientific Air is expected to be immediately accretive to Applied UV’s earnings per share and positively impact growth by adding between $5~7 million in sales to the Company’s current annual revenue. The Company currently forecasts it will be EBITDA positive during Q1, 2022. The agreement has been unanimously approved by the Boards of Directors of both companies.

The acquisition of the assets of Scientific Air, together with the acquisition of the assets of Akida Holdings LLC, (Airocide®) and KES Science & Technology, Inc, in February and September of 2021, respectively, creates a broad portfolio of patented, air disinfection and purification technologies under the SteriLumen brand capable of addressing virtually every major commercial market, including hospitals and assisted living facilities, schools, hospitality, museums, stadiums, food processing facilities and other large public spaces.

“We believe Applied UV and Scientific Air are a perfect strategic fit, and this combination is a natural next step for our company, enabling us to accelerate our market opportunity in the hospital segment, strengthen our disinfection product portfolio, and drive enhanced value for shareholders and the healthcare providers and systems we support,” said Max Munn, Founder and President of Applied UV. “The hospital environment poses a threat to the health and safety of patients as it is regarded as a source and reservoir of infection. Healthcare-associated infections ("HAIs") continue to have an outsized negative impact on public health. Utilizing Scientific Air systems in communal spaces, such as in patient and waiting rooms, to interrupt the transmission of airborne infectious agents and destroy those microbes quickly can assist any healthcare institution in its control and elimination of hazardous microorganisms. Strategically and financially attractive, we believe this transaction will enhance our ability to execute our strategy and pursue growth opportunities globally, and will further position us to achieve sustainable, profitable growth with a leading portfolio of infection prevention products and manufacturing capabilities. We are very pleased to welcome the Scientific Air teammates and their exceptional products and capabilities to the Applied UV family.”

Scientific Air Product Portfolio

Developed exclusively for healthcare facilities, Scientific Air is helping hospitals across the country address the growing need for effective and safe airborne Infection prevention. Since 2015 Scientific Air and its predecessors have been making air safer 24/7 in occupied spaces at facilities like:

NYU Medical Center

University of Rochester Medical Center

The Federal VA Hospital System

Baptist Health South

Kaiser Permanente Medical of California

New York Health + Hospital Corp.

Utilizing Scientific Air systems, hospitals report significant reductions in viable airborne pathogens as well as significant declines in non-viable particulates including elimination of odor and VOC’s. To view third-party disinfection claims of the S400, please click on the following link: https://scientificairmanagement.com/evidence/

To view a video of our powerful patented UV-C technology and how it disinfects large volumes of fast-moving air by killing microscopic germs with as much as a verified 99.9995% efficacy rating, please click on the following link: https://vimeo.com/521965332. For more information about Scientific Air, please visit: https://scientificairmanagement.com/.

Scientific Air S400

Strategic and Financial Benefits

This transaction brings together Applied UV's Airocide® and KES Science’s product franchises together with Scientific Air’s to create a stronger global business serving a broader set of customers.

•	Growing demand for solutions to persistent health challenge caused by HAI’s
•	Provides established access to the large hospital and healthcare facilities throughout N. America via premier medical supply distributor
•	S400 platform brings additional scientific validation and technological advancement in a mobile air purification product
•	Scientific Air is expected to contribute approximately $5~$7 million in sales to the Company’s current annual revenue and be immediately accretive to Applied UV’s earnings per share.
•	Cost synergies are expected to be driven by scale efficiencies, including shared R&D and SG&A organizations, overhead and spend optimization

Transaction Details

•	Asset purchase of the Scientific Air technology, product line and associated intellectual property and know how.
•	Total consideration paid to Scientific Air in a combination of cash and stock: $9.5 million in cash and 400,000 shares (subject to a “claw-back” as described in the acquisition agreement).
•	3-year employment agreements for two key Scientific Air executives.

Conference Call/Webcast Information
Applied UV's management team will host an investor conference call and live webcast on October 14, 2021, beginning at 9:00am EDT.

Investors can access the webcast via the following link. https://www.webcaster4.com/Webcast/Page/2626/43268

For those planning to participate on the call, please dial +1-888-506-0062 for domestic calls, or +1-973-528-0011 for international calls and use entry code 804942. A replay of the conference call will be available online on the Applied UV web site, and a dial-in replay will be available for one week following the call at +1- 877-481-4010 (for domestic calls) or +1-919-882-2331 (for international calls), replay passcode 43268.

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection control in the healthcare, hospitality, commercial and municipal markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. (“SteriLumen”) and Munn Works, LLC (“Munn Works”). SteriLumen’s connected platform for Data Driven Disinfection™ applies the power of ultraviolet light (UVC) to destroy pathogens safely, thoroughly, and automatically, addressing the challenge of healthcare-acquired infections ("HAIs"). Targeted for use in facilities that have high customer turnover such as hospitals, hotels, commercial facilities, and other public spaces, the Company’s Lumicide™ platform uses UVC LEDs in several patented designs for infection control in and around high-traffic areas, including sinks and restrooms, killing bacteria, viruses, and other pathogens residing on hard surfaces within devices’ proximity. The Company’s patented in-drain disinfection device, Lumicide Drain, is the only product on the market that addresses this critical pathogen intensive location. SteriLumen’s Airocide® products for air purification, developed for NASA and FDA Cleared as class II medical devices, utilize a proprietary photo-catalytic bioconversion technology that draws air into a reaction chamber that converts damaging molds, microorganisms, dangerous pathogens, destructive VOCs and biological gasses into harmless water vapor without producing ozone or other harmful byproducts.  Airocide® applications include healthcare, hospitality, grocery chains, wine making facilities, commercial real estate, schools, dental offices, and homes.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact:

Applied UV Investor Relations

Kevin McGrath

TraDigital IR

+1-646-418-7002

kevin@tradigitalir.com